Exhibit 24.2

POWER OF ATTORNEY

The undersigned hereby appoints Jörn Aldag and Piers Morgan, and each of them, as attorney-in-fact with full power of substitution, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable uniQure B.V. (the “Registrant”) to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the Registrant (the “Shares”), including, without limitation, the power and authority to sign the name of the undersigned in the capacity indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Dated: January 30, 2014	/s/ David Schaffer
David Schaffer
Non-Executive Director
uniQure B.V.